EXHIBIT 99A.5

SELECTED COMBINED GROUP DATA           U S WEST COMMUNICATIONS Group
(UNAUDITED)

Dollars in           Quarter Ended         Nine Months Ended
millions, except     September 30,    %      September 30,      %
per share amounts    1995    1994   Change   1995     1994    Change
----------------- --------- -------  ------ -------  -------  ------
EBITDA (#1)          $1,055    $997    5.8   $3,161   $3,015    4.8
EBITDA margin          44.2%   43.0%    -      44.9%    44.0%    -
Capital
 expenditures          $730    $638   14.4   $1,923   $1,756    9.5
Return on equity (#2)  36.2%   36.6%    -      37.2%    38.9%    -
Debt-to-capital
 ratio                 67.6%   65.8%#   -      67.6%    65.8%#   -
Employees:
 Communications Grp  50,849  52,161   (2.5)  50,849   52,161   (2.5)
 Telephone
  operations only    47,868  48,315   (0.9)  47,868   48,315   (0.9)
Pro forma dividends
 per share           $0.535  $0.535     -    $1.605   $1.605     -

Access lines
 (thousands) (#3):
 Business             4,230   4,019    5.3    4,230    4,019    5.3
 Consumer            10,440  10,156    2.8   10,440   10,156    2.8
Total access lines   14,670  14,175    3.5   14,670   14,175    3.5

Billed access minutes
 of use (millions):
 Interstate          12,027  10,930   10.0   35,501   32,437    9.4
 Intrastate           2,404   2,159   11.3    6,988    6,282   11.2
Total minutes of
  use                14,431  13,089   10.3   42,489   38,719    9.7

<F1>
#  As of December 31, 1994
<F2>
# 1: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gain on asset sales.
<F3>
# 2: Based on income before extraordinary item.
<F4>
# 3: Access line growth excluding rural exchange sales was 4.2%.

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